Exhibit 10(a)

ALCOA INC.

TERMS AND CONDITIONS FOR SPECIAL RETENTION AWARDS

Effective January 1, 2015

These terms and conditions are authorized by the Compensation and Benefits Committee of the Board of Directors. They are deemed to be incorporated into and form a part of every special retention Award (“Special Retention Award”) issued on or after January 1, 2015 under the 2013 Alcoa Stock Incentive Plan, as last amended prior to the grant (the “Plan”).

Terms that are defined in the Plan have the same meanings in these terms and conditions, except that Alcoa or Company means Alcoa Inc. or any of its controlled subsidiaries or affiliates.

General Terms and Conditions

1. Special Retention Awards are subject to the provisions of the Plan and the provisions of these terms and conditions. A Special Retention Award is an undertaking by the Company to issue the number of Shares indicated in the notice of the Special Retention Award on the date the Special Retention Award vests, except to the extent otherwise provided in the Plan or herein.

Vesting

2. A Special Retention Award vests on the third anniversary date of the grant date, unless the Committee establishes another date for vesting with respect to all or a portion of the Shares subject to the Special Retention Award at the time of the grant of the Special Retention Award.

3. As a condition to a Special Retention Award vesting, a Participant must remain an Alcoa employee actively at work through the date of vesting. Except as provided in paragraph 5, if a Participant’s employment with Alcoa is terminated prior to the vesting date of the Special Retention Award, the Special Retention Award is forfeited and is automatically canceled.

4. Special Retention Awards will be paid by the issuance to the Participant of Shares covered by the Special Retention Award, reduced by the number of Shares needed to pay applicable taxes upon vesting. Prior to issuance of the Shares, the Participant has no voting rights. Dividend equivalents will accrue on Special Retention Awards and will only be paid if and when such Special Retention Awards vest, unless the Committee determines that no dividend equivalents may be accrued or paid. Dividend equivalents that accrue on Special Retention Awards will be equal to the common stock dividend per Share payable on Alcoa common stock multiplied by the number of Shares covered by the Special Retention Award. Notwithstanding any provision herein to the contrary, no dividends or dividend equivalents will be paid on Special Retention Awards that have not vested.

SPECIAL RETENTION AWARD TERMS AND CONDITIONS (EFFECTIVE JANUARY 1, 2015)

5. The following are exceptions to the vesting rules:

•	Involuntary Termination without Cause: An unvested Special Retention Award held by a Participant who is involuntarily terminated without cause from employment with the Company during the vesting period is not forfeited in whole but only in part upon termination of employment. The portion of the Special Retention Award that is not forfeited vests on the original stated vesting date and is calculated based on a proportionate share of the time during the vesting period that the Participant remained actively employed with Alcoa, with the remaining portion being automatically forfeited. The proportionate share is computed on the basis of the actual number of days actively employed after the date of grant over a total vesting period of three years of 360 days each (or a total vesting period of 1,080 days.) For example, a Participant who is involuntarily terminated without cause from employment with the Company at the end of the first year of the three-year vesting period will receive one-third of the Shares upon vesting, with the remaining two-thirds of the Shares being automatically forfeited upon termination.

•	Death or Disability: An unvested Special Retention Award held by a Participant, who dies while an employee or who is permanently and totally disabled while an employee, is not forfeited but vests on the original stated vesting date.

A Participant is deemed to be permanently and totally disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require. In the event of a dispute, the determination whether a Participant is permanently and totally disabled will be made by the Committee.

•	Change in Control: A Special Retention Award vests if a Replacement Award is not provided following certain Change in Control events, as described in the Plan.

Taxes

6. All taxes required to be withheld under applicable tax laws in connection with a Special Retention Award must be paid by the Participant at the appropriate time under applicable tax laws. Alcoa will withhold from the Shares to be issued upon payment of the Special Retention Award that number of Shares with a Fair Market Value on the vesting date equal to the taxes required to be withheld at the minimum required rates, which include, for Participants subject to taxation in the United States, applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes.

SPECIAL RETENTION AWARD TERMS AND CONDITIONS (EFFECTIVE JANUARY 1, 2015)

Fair Market Value

7. “Fair Market Value” per Share on any given date is the closing price per Share on that date as reported on the New York Stock Exchange or other stock exchange on which the Shares principally trade. If the New York Stock Exchange or such other exchange is not open for business on the date Fair Market Value is being determined, the closing price as reported for the next business day on which that exchange is open for business will be used.

Beneficiaries

8. Participants will be entitled to designate one or more beneficiaries to receive all Special Retention Awards that have not yet vested at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form are available from the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com.

9. Beneficiary designations on an approved form will be effective at the time received by the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com. A Participant may revoke a beneficiary designation at any time by written notice to the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

10. A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

11. The failure of any Participant to obtain any recommended signature on the form will not invalidate the beneficiary designation or prohibit Alcoa from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Special Retention Award prior to the death of the Participant who designated such beneficiary.

12. Unless the Participant indicates on the form that a named beneficiary is to receive Special Retention Awards only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Special Retention Awards upon vesting. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Special Retention Awards.

13. Should a beneficiary die after the Participant but before the Special Retention Award is paid, such beneficiary’s rights and interest in the Special Retention Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Special

SPECIAL RETENTION AWARD TERMS AND CONDITIONS (EFFECTIVE JANUARY 1, 2015)

Retention Award, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

SPECIAL RETENTION AWARD TERMS AND CONDITIONS (EFFECTIVE JANUARY 1, 2015)